F O L E Y  &  L A R D N E R
                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                      SACRAMENTO
DENVER                      777 EAST WISCONSIN AVENUE                 SAN DIEGO
JACKSONVILLE             MILWAUKEE, WISCONSIN 53202-5367          SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                      TAMPA
MILWAUKEE                                                      WASHINGTON, D.C.
ORLANDO                                                         WEST PALM BEACH
                              WRITER'S DIRECT LINE
                                  414/297-5660

EMAIL ADDRESS                                              CLIENT/MATTER NUMBER
rteigen@foleylaw.com                                                042228/0101

                                October 26, 1999


The Henlopen Fund
Longwood Corporate Center
Suite 213
Kennett Square, PA  19348

Gentlemen:

         We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Henlopen Fund shares of beneficial interest having no par value (such shares of beneficial interest being hereinafter referred to as the "Shares"), in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration statement on Form N-1A; (b) your Trust Instrument and Bylaws, as amended to date; (c) trustee proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, document and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                 Very truly yours,


                                                  /s/ Foley & Lardner
                                                 FOLEY & LARDNER